Exhibit 10.1

Execution Version

ASSUMPTION AND REAFFIRMATION AGREEMENT

ASSUMPTION AND REAFFIRMATION AGREEMENT, dated as of May 1, 2023 (this “Agreement”), made by CORE LABORATORIES INC., a Delaware corporation (the “Successor Parent Borrower”) and acknowledged by BANK OF AMERICA, N.A., as administrative agent (in such capacity, together with any successors in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time party to the Credit Agreement (as described below), and as collateral agent (in such capacity, together with any successors in such capacity, the “Collateral Agent”) for the Secured Parties pursuant to the Credit Agreement and Collateral Documents.

INTRODUCTION

Reference is made to the Eighth Amended and Restated Credit Agreement dated as of July 25, 2022 (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”), among the Successor Parent Borrower (as successor to Core Laboratories N.V., a Netherlands limited liability company (the “Predecessor Parent Borrower”)), Core Laboratories (U.S.) Interests Holdings, Inc., a Texas corporation (the “US Borrower”), the Lenders, the Administrative Agent, and the Collateral Agent.

WHEREAS, the Predecessor Parent Borrower has effected a reorganization of its corporate structure, including a redomestication of the Predecessor Parent Borrower from the Netherlands to the United States (the “Redomestication”), as more specifically described in the Form S-4 Registration Statement of Core Laboratories Luxembourg S.A. (the “New Parent”) filed with the Securities and Exchange Commission on January 17, 2023, as amended by the Amendment No. 1 to Form S-4 Registration Statement filed with the Securities and Exchange Commission on February 22, 2023 and the Amendment No. 2 to Form S-4 Registration Statement filed with the Securities and Exchange Commission on February 27, 2023 (as so amended, the “S-4”).

WHEREAS, to effect the Redomestication, the Predecessor Parent Borrower and the New Parent entered into that certain Common Terms of Cross-Border Merger dated as of January 16, 2023, pursuant to which the Predecessor Parent Borrower merged into the New Parent, with the New Parent being the surviving entity (such merger, as more specifically described in the S-4, the “Parent Merger”), effective as of the date hereof, and immediately thereafter, the New Parent migrated out of Luxembourg and redomesticated in the State of Delaware as Core Laboratories Inc., thereby becoming the new, ultimate parent company of the US Borrower and the Subsidiary Guarantors.

WHEREAS, pursuant to that certain Consent and Amendment No. 1 to Credit Agreement dated as of April 28, 2023, among the Predecessor Parent Borrower, the US Borrower, the Subsidiary Guarantors, the Administrative Agent, and the Collateral Agent (the “Consent”), it is a requirement that the Successor Parent Borrower expressly assumes all rights, title, interest, obligations and liabilities of the Predecessor Parent Borrower and reaffirms the terms of and its obligations under (and the security interests granted under, as applicable) each Collateral Document to which it is a party and the Parent Guaranty.

WHEREAS, the Successor Parent Borrower wishes to expressly assume and reaffirm all of the Predecessor Parent Borrower’s rights, duties, obligations and liabilities (including, without limitation, the Obligations) under and in respect of the Credit Agreement and the other Loan Documents;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2. Assumption, Ratification, and Reaffirmation of Loan Documents. By executing and delivering this Agreement, the Successor Parent Borrower hereby assumes all rights, title, interests, obligations (including, without limitation, the Obligations) and liabilities of the Predecessor Parent Borrower under the Credit Agreement and each of the other Loan Documents to which it was party (in furtherance of and in addition to, and not in lieu of, any assumption or deemed assumption by operation of law) from and after the date hereof with the same force and effect as if originally named the “Parent” under the Credit Agreement and, to the extent the Predecessor Parent Borrower was party thereto, each other Loan Document. From and after the date hereof, all references to the term “Parent” in the Credit Agreement or any other Loan Document shall be deemed to be a reference to, and shall include, the Successor Parent Borrower. Without limiting the generality of the foregoing, the Successor Parent Borrower shall be liable under the Loan Documents for payment of all Obligations and hereby affirms (as though such affirmation was made by Successor Parent Borrower as of the date of the Loan Documents and each other applicable date under the terms thereof) and expressly agrees to observe and perform and be bound by all of the terms, covenants, representations, warranties, and agreements contained in the Credit Agreement and each other Loan Document delivered thereunder which were binding upon, and to be observed or performed by, the Predecessor Parent Borrower or the “Parent” thereunder. The Successor Parent Borrower hereby ratifies and reaffirms the validity of the Credit Agreement and such other Loan Documents and all of its obligations and liabilities (including the Obligations) arising thereunder. The Successor Parent Borrower agrees that this Agreement is a Loan Document and hereby confirms and agrees that, except as expressly supplemented hereby, each of the other Loan Documents is in full force and effect.

3. Amendment to Collateral Document Schedule. The parties hereto agree that Schedule 3 to the Security Agreement is replaced in its entirety with Schedule 3 attached hereto.

4. Reaffirmation of Obligations under Collateral Documents and Guaranteed Obligations Under Parent Guaranty.

(a) The Successor Parent Borrower (i) represents and warrants that the Collateral Documents to which it is a party are enforceable against it in accordance with the terms thereof (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether considered in a proceeding in equity or at law)), and that according to their terms the Collateral Documents will continue in full force and effect to secure the Obligations, as the same may be amended, supplemented, or otherwise modified, following the execution of this Agreement, (ii) acknowledges, represents, and warrants that the Liens and security interests created by the Collateral Documents are valid and subsisting and create a perfected first priority security interest (subject only to applicable Permitted Liens) in the Collateral to secure the Obligations, as the same may be amended, supplemented, or otherwise modified, (iii) agrees that all rights, titles, interests, liens, and security interests existing under the Collateral Documents are RENEWED, RE-GRANTED, EXTENDED, CARRIED FORWARD, and CONVEYED hereby to secure the Successor Parent Borrower’s Obligations under the Credit Agreement, the Parent Guaranty, and as otherwise provided in the Collateral Documents, and (iv) agrees that the liens and security interests of the Collateral Agent for the benefit of the Secured Parties in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests to the Collateral Agent for the ratable benefit of the Secured Parties, whether under this Agreement or the Collateral Documents;

(b) The Successor Parent Borrower represents and warrants that (i) the execution, delivery, and performance of this Agreement is within the corporate or equivalent power and authority of the Successor Parent Borrower and has been duly authorized by all necessary corporate or other organizational action; (ii) this Agreement constitutes legal, valid, and binding obligations of the Successor Parent Borrower, enforceable against the Successor Parent Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability affecting the enforcement of creditors’ rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); (iii) the representations and warranties of the Successor Parent Borrower (as successor to the Predecessor Parent Borrower) contained in each Loan Document are true and correct in all material respects as of the date of this Agreement, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and (iv) no Default or Event of Default exists under the Loan Documents; and

(c) The Successor Parent Borrower ratifies, confirms, acknowledges and agrees that its obligations under the Parent Guaranty are in full force and effect and that the Successor Parent Borrower continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Parent Guaranty), in accordance with the terms of the Parent Guaranty, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by the Successor Parent Borrower under the Parent Guaranty, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.

5. Conditions to Effectiveness. This Agreement shall be deemed to have become effective as of the date hereof, but such effectiveness shall be subject to the Administrative Agent’s and Collateral Agent’s receipt of an executed counterpart of this Agreement duly executed and delivered by the Successor Parent Borrower.

6. Other Deliverables. No later than one Business Day after the date hereof, the Successor Parent Borrower shall deliver to the Administrative Agent and Collateral Agent:

(a)

a certificate of the Successor Parent Borrower dated as of the date hereof signed by a Responsible Officer (A) certifying and attaching the resolutions adopted by the Successor Parent Borrower approving or consenting to this Agreement and related documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (B) certifying and attaching a true and complete copy of the governing documents of the Successor Parent Borrower, together with all amendments or modifications thereto, as in effect on the date hereof, (C) certifying and attaching the certificate of formation or other formation documents of the Successor Parent Borrower, together with all amendments or modifications thereto, as in effect on the date hereof, and (D) certifying that, after giving effect to this Agreement, (1) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of such certification, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (2) no Default exists;

(b)	a favorable opinion of Hunton Andrews Kurth LLP, counsel to the Successor Parent Borrower, addressed to the Administrative Agent, the Collateral Agent, and each Lender; and

(c)

such other documents and instruments in respect of Successor Parent Borrower’s assumption of obligations as described herein as are reasonably requested by the Administrative Agent and Collateral Agent in connection with this Agreement.

7. No Novation. This Agreement shall not constitute a novation of the Obligations or any of the Loan Documents.

8. Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

9. Execution in Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

10. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Successor Parent Borrower and its permitted successors and assigns, and the Administrative Agent, Collateral Agent, and the Lenders and their respective successors and permitted assigns.

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IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

CORE LABORATORIES INC., as the Successor Parent Borrower

By:	/s/ Kevin Daniels
Name:	Kevin Daniels
Title:	Vice President, Treasurer and Chief Accounting Officer

Signature Page to Assumption and Reaffirmation Agreement

Agreed to (solely with respect to Paragraph 3) and Acknowledged by:

BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent

By:	/s/ Melissa Mullis
Name:	Melissa Mullis
Title:	Vice President

Signature Page to Assumption and Reaffirmation Agreement

SCHEDULE 3

[see attached.]

Schedule 3 to Security Agreement